Exhibit 3.1

SIXTH AMENDED AND RESTATED

ARTICLES OF INCORPORATION OF AIRGAIN, INC.

a California Corporation

Pertti Visuri hereby certifies that:

ONE: He is the duly elected and acting President and Secretary of said corporation.

TWO: The Articles of Incorporation of said corporation are amended and restated to read in full as follows:

ARTICLE I

The name of this corporation is Airgain, Inc. (this “corporation” or the “corporation”).

ARTICLE II

The purpose of this corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of California other than the banking business, the trust company business or the practice of a profession permitted to be incorporated by the California Corporations Code.

ARTICLE III

A. Classes of Stock. This corporation is authorized to issue two classes of stock to be designated, respectively, “Common Stock” and “Preferred Stock.” The total number of shares which this corporation is authorized to issue is sixty-seven million five hundred thousand (67,500,000) shares, of which forty million (40,000,000) shares shall be Common Stock and twenty-seven million five hundred thousand (27,500,000) shares shall be Preferred Stock.

B. Rights, Preferences and Restrictions of Preferred Stock. The Preferred Stock authorized by these articles of incorporation may be issued from time to time in one or more series. The rights, preferences, privileges, and restrictions granted to and imposed on the Series A Preferred Stock, which series shall consist of three hundred thirteen thousand five hundred (313,500) shares, the Series B Preferred Stock, which series shall consist of one million one hundred eighty-three thousand three hundred thirty (1,183,330) shares, the Series C Preferred Stock, which series shall consist of six hundred eighty-two thousand (682,000) shares, the Series D Preferred Stock, which series shall consist of four million two hundred seventy-six thousand three (4,276,003) shares, the Series E Preferred Stock, which series shall consist of ten million five hundred thousand (10,500,000) shares, the Series F Preferred Stock, which series shall consist of five million (5,000,000) shares, and the Series G Preferred Stock, which series shall consist of four million (4,000,000) shares, are as set forth below in this Article III(B). The Series A Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock and the Series D Preferred Stock are sometimes collectively referred to herein as the “Junior Preferred Stock,” the Series E Preferred Stock, the Series F Preferred Stock and the Series G Preferred Stock are sometimes collectively referred to herein as the “Senior Preferred Stock,” and the Senior

Preferred Stock and the Junior Preferred Stock are sometimes collectively referred to herein as the “Designated Preferred Stock.”

The Board of Directors is hereby authorized to fix or alter the rights, preferences, privileges and restrictions granted to or imposed upon any wholly unissued series of Preferred Stock, and the number of shares constituting any such series and the designation thereof, or of any of them. Subject to compliance with applicable protective voting rights which have been or may be granted to the Preferred Stock or series thereof in Certificates of Determination or the corporation’s articles of incorporation (“Protective Provisions”), but notwithstanding any other rights of the Preferred Stock or any series thereof, the rights, privileges, preferences and restrictions of any such wholly unissued series may be subordinated to, pari passu with (including, without limitation, inclusion in provisions with respect to liquidation and acquisition preferences, redemption and/or approval of matters by vote or written consent), or senior to any of those of any present or future class or series of Preferred Stock or Common Stock. Subject to compliance with applicable Protective Provisions, the Board of Directors is also authorized to increase or decrease the number of shares constituting any such wholly unissued series, prior or subsequent to the issue of that series, but not below the number of shares of such series then outstanding. In case the number of shares of any series shall be so decreased, the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series.

1. Dividend Provisions.

(a) Subject to the rights of series of Preferred Stock that may from time to time come into existence, the holders of shares of Senior Preferred Stock shall be entitled to receive dividends, out of any assets legally available therefor, on a pari passu basis, prior and in preference to any declaration or payment of any dividend (payable other than in Common Stock or other securities and rights convertible into or entitling the holder thereof to receive, directly or indirectly, additional shares of Common Stock of this corporation) on the Common Stock or the Junior Preferred Stock of this corporation, at the rate of $.089 per share per annum with respect to the Series E Preferred Stock, at the rate of $.104 per share per annum with respect to the Series F Preferred Stock and at the rate of $.104 per share per annum with respect to the Series G Preferred Stock. Such dividends shall be cumulative and accrue on each share from the date of issue thereof. Such dividends shall be payable only upon a liquidation pursuant to Section 2 below, upon redemption pursuant to Section 3 below or upon conversion pursuant to Section 4 below. Any accumulation of dividends on the Senior Preferred Stock shall not bear interest. Upon conversion of any shares of the Senior Preferred Stock pursuant to Section 4 below, all such accrued dividends on such shares (the “Senior Preferred Conversion Dividends”) shall be paid on such shares in the form of (i) cash, (ii) additional shares of Common Stock, valued per share at the Original Issue Price (as defined below, and as proportionately adjusted for stock splits, dividends, combinations or other recapitalizations with respect to the Common Stock) of the Series E Preferred Stock, Series F Preferred Stock or Series G Preferred Stock, as applicable, or (iii) any combination thereof, in each case at the option of the corporation.

(b) Subject to the rights of the Senior Preferred Stock set forth in subparagraph (a) above or the rights of series of Preferred Stock that may from time to time come into existence, the holders of shares of Series D Preferred Stock shall be entitled to receive dividends, out of any assets legally available therefor, prior and in preference to any declaration or payment of any dividend (payable other than in Common Stock or other securities and rights convertible into or entitling the holder thereof to receive, directly or indirectly, additional shares of Common Stock of this corporation) on the Common Stock or the other series of Junior Preferred Stock of this corporation, at the rate of $.0488 per share per annum. Such dividends shall be cumulative and accrue on each share from the date of issue thereof. Such dividends shall be payable only upon a liquidation pursuant to Section 2 below or upon conversion pursuant to Section 4 below. Any accumulation of dividends on the Series D Preferred Stock shall not bear interest. Notwithstanding any dividend priority or preference of the Senior Preferred Stock stated herein, upon conversion of any shares of the Series D Preferred Stock pursuant to Section 4 below, all such accrued dividends on such shares (the “Series D Conversion Dividends”) shall be paid on such shares in the form of (i) cash, (ii) additional shares of Common Stock, valued per share at the Original Issue Price of the Series D Preferred Stock (as defined below, and as proportionately adjusted for stock splits, dividends, combinations or other recapitalizations with respect to the Common Stock), or (iii) any combination thereof, in each case (subject to Section 1(e) below), at the option of the corporation.

(c) Subject to the rights of the Senior Preferred Stock and Series D Preferred Stock set forth in subparagraphs (a) and (b) above or the rights of series of Preferred Stock that may from time to time come into existence, the holders of shares of Series A Preferred Stock shall be entitled to receive dividends, out of any assets legally available therefor, prior and in preference to any declaration or payment of any dividend (payable other than in Common Stock or other securities and rights convertible into or entitling the holder thereof to receive, directly or indirectly, additional shares of Common Stock of this corporation) on the Common Stock, the Series B Preferred Stock or the Series C Preferred Stock of this corporation, at the rate of $.0488 per share per annum. Such dividends shall be cumulative and accrue on each share from the later of November 26, 2003 or the date of issue of such share. Such dividends shall be payable only upon a liquidation pursuant to Section 2 below or upon conversion pursuant to Section 4 below. Any accumulation of dividends on the Series A Preferred Stock shall not bear interest. Notwithstanding any dividend priority or preference of the Senior Preferred Stock and Series D Preferred Stock stated herein, upon conversion of any shares of the Series A Preferred Stock pursuant to Section 4 below, all such accrued dividends on such shares (the “Series A Conversion Dividends,” and together with the Senior Preferred Conversion Dividends and the Series D Conversion Dividends, the “Conversion Dividends”) shall be paid on such shares in the form of (i) cash, (ii) additional shares of Common Stock, valued per share at the Original Issue Price of the Series D Preferred Stock (as defined below, and as proportionately adjusted for stock splits, dividends, combinations or other recapitalizations with respect to the Common Stock), or (iii) any combination thereof, in each case (subject to Section 1(e) below), at the option of the corporation.

(d) No dividends shall accrue or be paid on the Series B Preferred Stock or the Series C Preferred Stock.

(e) Notwithstanding the discretion given to the corporation to determine the form of consideration in the last sentence of paragraphs (b) and (c) of this Section 1, all Series A Conversion Dividends accrued prior to July 15, 2005, and all Series D Conversion Dividends accrued prior to July 15, 2005, shall be paid in the form of additional shares of Common Stock.

2. Liquidation Preference.

(a) In the event of any liquidation, dissolution or winding up of this corporation, either voluntary or involuntary, subject to the rights of series of Preferred Stock that may from time to time come into existence, the holders of the Senior Preferred Stock shall be entitled to receive on a pari passu basis, prior and in preference to any distribution of any of the assets of this corporation to the holders of Common Stock or the Junior Preferred Stock by reason of their ownership thereof, an amount per share equal to the Original Issue Price (as defined below) for the Series E Preferred Stock, the Series F Preferred Stock and the Series G Preferred Stock, as applicable, plus all accrued but unpaid dividends on the Series E Preferred Stock, the Series F Preferred Stock and the Series G Preferred Stock, as applicable. If upon the occurrence of such event, the assets and funds thus distributed among the holders of the Senior Preferred Stock shall be insufficient to permit the payment to such holders of the full aforesaid preferential amounts, then, subject to the rights of series of Preferred Stock that may from time to time come into existence, the entire assets and funds of the corporation legally available for distribution shall be distributed ratably among the holders of the Senior Preferred Stock in proportion to the preferential amount each such holder is otherwise entitled to receive in respect of such shares.

(b) Upon completion of the distribution required by subparagraph (a) of this Section 2, if any, and any other distribution that is required with respect to series of Preferred Stock that may from time to time come into existence, the holders of the Series D Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any of the assets of this corporation to the holders of Common Stock or the other series of Junior Preferred Stock by reason of their ownership thereof, an amount per share equal to the Original Issue Price (as defined below) for the Series D Preferred Stock plus all accrued but unpaid dividends on Series D Preferred Stock. If upon the occurrence of such event, after payment of the distribution required by subparagraph (a) of this Section 2, the assets and funds thus distributed among the holders of the Series D Preferred Stock shall be insufficient to permit the payment to such holders of the full aforesaid preferential amounts, then, subject to the rights of series of Preferred Stock that may from time to time come into existence, the entire remaining assets and funds of the corporation legally available for distribution shall be distributed ratably among the holders of the Series D Preferred Stock in proportion to the number of shares of Series D Preferred Stock held by each.

(c) Upon completion of the distributions required by subparagraphs (a) and (b) of this Section 2, if any, and any other distribution that is required with respect to series of Preferred Stock that may from time to time come into existence, the holders of the Series A Preferred Stock, the Series B Preferred Stock, and the Series C Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any of the assets of this corporation to the holders of Common Stock by reason of their ownership thereof, an amount per share equal to

(i) in the case of Series A Preferred Stock, the Original Issue Price (as defined below) for such series plus all accrued but unpaid dividends on the Series A Preferred Stock, (ii) in the case of Series B Preferred Stock, the Original Issue Price for such series, and (iii) in the case of Series C Preferred Stock, the Original Issue Price for such series. If upon the occurrence of such event, after payment of the distributions required by subparagraphs (a) and (b) of this Section 2, the assets and funds thus distributed among the holders of the Series A Preferred Stock, the Series B Preferred Stock, and the Series C Preferred Stock shall be insufficient to permit the payment to such holders of the full aforesaid preferential amounts, then, subject to the rights of series of Preferred Stock that may from time to time come into existence, the entire remaining assets and funds of the corporation legally available for distribution shall be distributed ratably among the holders of the Series A Preferred Stock, the Series B Preferred Stock, and the Series C Preferred Stock in proportion to the preferential amount each such holder is otherwise entitled to receive in respect of such shares.

(d) Upon the completion of the distributions required by subparagraphs (a), (b) and (c) of this Section 2, if any, and any other distribution that may be required with respect to series of Preferred Stock that may from time to time come into existence, the remaining assets of the corporation available for distribution to shareholders shall be distributed among the holders of Series A Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock, Series G Preferred Stock and Common Stock pro rata based on the number of shares of Common Stock held by each (assuming conversion of all such Series A Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock and Series G Preferred Stock, but without giving effect to the payment of the Conversion Dividends), until (i) with respect to the holders of Series A Preferred Stock, such holders of Series A Preferred Stock shall have received an aggregate of $19.20 per share (including amounts paid pursuant to subparagraph (c) of this Section 2), (ii) with respect to the holders of Series D Preferred Stock, such holders of Series D Preferred Stock shall have received an aggregate of $2.168 per share (including amounts paid pursuant to subparagraph (b) of this Section 2), (iii) with respect to the holders of Series E Preferred Stock, such holders of Series E Preferred Stock shall have received an aggregate of $4.444 per share (including amounts paid pursuant to subparagraph (a) of this Section 2), (iv) with respect to the holders of Series F Preferred Stock, such holders of Series F Preferred Stock shall have received an aggregate of $5.20 per share (including amounts paid pursuant to subparagraph (a) of this Section 2), and (v) with respect to the holders of Series G Preferred Stock, such holders of Series G Preferred Stock shall have received an aggregate of $5.20 per share (including amounts paid pursuant to subparagraph (a) of this Section 2); thereafter, subject to the rights of series of Preferred Stock that may from time to time come into existence, if assets remain in this corporation, the holders of Common Stock of this corporation shall receive all of the remaining assets of this corporation pro rata based on the number of shares of Common Stock held by each.

(e) For purposes of these articles of incorporation, (i) the “Original Issue Price” for the Series A Preferred Stock shall be $3.84 for each outstanding share of Series A Preferred Stock, as such amount may be proportionately adjusted for stock splits, dividends, combinations or other recapitalizations with respect to such shares, (ii) the “Original Issue Price” for the Series B Preferred Stock shall be $4.39 for each outstanding share of Series B Preferred Stock, as such amount may be proportionately adjusted for stock splits, dividends, combinations or other recapitalizations with respect to such shares, (iii) the “Original Issue Price” for the

Series C Preferred Stock shall be $1.00 for each outstanding share of Series C Preferred Stock, as such amount may be proportionately adjusted for stock splits, dividends, combinations or other recapitalizations with respect to such shares, (iv) the “Original Issue Price” for the Series D Preferred Stock shall be $.542 for each outstanding share of Series D Preferred Stock, as such amount may be proportionately adjusted for stock splits, dividends, combinations or other recapitalizations with respect to such shares, (v) the “Original Issue Price” for the Series E Preferred Stock shall be $1.111 for each outstanding share of Series E Preferred Stock, as such amount may be proportionately adjusted for stock splits, dividends, combinations or other recapitalizations with respect to such shares, (vi) the “Original Issue Price” for the Series F Preferred Stock shall be $1.30 for each outstanding share of Series F Preferred Stock, as such amount may be proportionately adjusted for stock splits, dividends, combinations or other recapitalizations with respect to such shares, and (vii) the “Original Issue Price” for the Series G Preferred Stock shall be $1.30 for each outstanding share of Series G Preferred Stock, as such amount may be proportionately adjusted for stock splits, dividends, combinations or other recapitalizations with respect to such shares.

(f) (i) For purposes of this Section 2, a liquidation, dissolution or winding up of this corporation shall be deemed to be occasioned by, or to include, (A) the acquisition of the corporation by another entity by means of any transaction or series of related transactions (including, without limitation, any reorganization, merger or consolidation but, excluding any merger effected exclusively for the purpose of changing the domicile of the corporation); or (B) a sale of all or substantially all of the assets of the corporation; unless the corporation’s shareholders of record as constituted immediately prior to such acquisition or sale will, immediately after such acquisition or sale (by virtue of securities issued as consideration for the corporation’s acquisition or sale or otherwise) hold at least 50% of the voting power of the surviving or acquiring entity in substantially the same proportions as their ownership of shares of capital stock in the corporation immediately prior to such acquisition or sale.

     (ii) In any of such events, if the consideration received by the corporation is other than cash, its value will be deemed its fair market value. Any securities shall be valued as follows:

(A) Securities not subject to investment letter or other similar restrictions on free marketability:

(1) If traded on a securities exchange or through the Nasdaq National Market System (or any successor thereto), the value shall be deemed to be the average of the closing prices of the securities on such exchange over the thirty (30) day period ending three (3) days prior to the closing;

(2) If actively traded over-the-counter, the value shall be deemed to be the average of the closing bid or sale prices (whichever is applicable, a closing bid price applying only where a closing sales price for the same day is not available), over the thirty (30) day period ending three (3) days prior to the closing; and

(3) If there is no active public market, the value shall be the fair market value as determined in good faith by the Board of Directors.

(B) The method of valuation of securities subject to investment letter or other restrictions on free marketability (other than restrictions arising solely by virtue of a shareholder’s status as an affiliate or former affiliate) shall be to make an appropriate discount from the market value determined as above in (A) (1), (2) or (3) to reflect the approximate fair market value as determined in good faith by the Board of Directors.

     (iii) The corporation shall give each holder of record of Designated Preferred Stock written notice of such impending transaction not later than ten (10) days prior to the shareholders’ meeting called to approve such transaction, or ten (10) days prior to the closing of such transaction, whichever is earlier, and shall also notify such holders in writing of the final approval of such transaction. The first of such notices shall describe the material terms and conditions of the impending transaction and the provisions of this Section 2, and the corporation shall thereafter give such holders prompt notice of any material changes. The transaction shall in no event take place sooner than ten (10) days after the corporation has given the first notice provided for herein or sooner than ten (10) days after the corporation has given notice of any material changes provided for herein; provided, however, that such periods may be shortened upon the written consent of the holders of Preferred Stock, voting as a class, that are entitled to such notice rights or similar notice rights and that represent at least a majority of the voting power on an as-converted basis of all then outstanding shares of such Preferred Stock (but without giving effect to the Conversion Dividends).

3. Redemption.

(a) Senior Preferred Stock. The corporation shall be obligated to redeem the Senior Preferred Stock as follows:

(i) At any time after the fifth (5th) anniversary of the Series G Preferred Stock Original Issue Date, the holders of at least sixty-six and two-thirds percent (66 2/3%) of the then outstanding shares of Senior Preferred Stock, voting together as a single class, may require the corporation to redeem the Senior Preferred Stock in two (2) annual installments 90 days and 455 days (each a “Redemption Date”) after the corporation’s receipt of written notice of such vote or written consent of the Senior Preferred Stock. On the first Redemption Date, the corporation shall redeem fifty percent (50%) of the outstanding shares of each series of the Senior Preferred Stock, and on the second Redemption Date, the corporation shall redeem the remaining outstanding shares of Senior Preferred Stock. The corporation shall effect such redemptions on the applicable Redemption Date by paying in cash in exchange for the shares of Senior Preferred Stock to be redeemed a sum equal to the applicable Original Issue Price per share of Senior Preferred Stock (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like) plus accrued and unpaid dividends with respect to such shares. The total amount to be paid for the Senior Preferred Stock is hereinafter referred to as the “Redemption Price.” Shares subject to redemption pursuant to this Section 3(a) shall be redeemed from each holder of Senior Preferred Stock on a pro rata basis.

(ii) At least thirty (30) days prior to the first Redemption Date, the corporation shall send a notice (a “Redemption Notice”) to all holders of Senior Preferred Stock to be redeemed setting forth (A) the Redemption Price for the shares to be redeemed; and (B) the place at which such holders may obtain payment of the Redemption Price upon surrender of their share certificates. If the corporation does not have sufficient funds legally available to redeem all shares to be redeemed at the Redemption Date, then it shall redeem such shares pro rata as among each series of the Senior Preferred Stock and the holders thereof, based on the portion of the aggregate Redemption Price payable to them, to the extent possible and shall redeem the remaining shares to be redeemed on the same pro rata basis as soon as sufficient funds are legally available (and shall be considered in default of its redemption obligations under this Section 3 until such remaining shares are in fact redeemed).

(b) Redemption Funds. On or prior to each Redemption Date, the corporation shall deposit the Redemption Price of all shares to be redeemed on such Redemption Date with a bank or trust company having aggregate capital and surplus in excess of $100,000,000, as a trust fund, with irrevocable instructions and authority to the bank or trust company to pay, on and after such Redemption Date, the Redemption Price of the shares to their respective holders upon the surrender of their share certificates. Any moneys deposited by the corporation pursuant to this Section 3(b) for the redemption of shares thereafter converted into shares of Common Stock pursuant to Section 4 hereof no later than the fifth (5th) day preceding the Redemption Date shall be returned to the corporation forthwith upon such conversion. The balance of any funds deposited by the corporation pursuant to this Section 3(b) remaining unclaimed at the expiration of one (1) year following such Redemption Date shall be returned to the corporation promptly upon its written request.

(c) Mechanics of Redemption. On or after such Redemption Date, each holder of shares of Senior Preferred Stock to be redeemed shall surrender such holder’s certificates representing such shares to the corporation in the manner and at the place reasonably designated in the Redemption Notice, and thereupon the Redemption Price of such shares shall be payable to the order of the person whose name appears on such certificate or certificates as the owner thereof and each surrendered certificate shall be canceled. In the event less than all the shares represented by such certificates are redeemed, a new certificate shall be issued representing the unredeemed shares. From and after such Redemption Date, unless there shall have been a default in payment of the Redemption Price, all rights of the holder of such shares as a holder of Series E Preferred Stock, Series F Preferred Stock or Series G Preferred Stock, as applicable, (except the right to receive the Redemption Price without interest upon surrender of their certificates), shall cease and terminate with respect to such shares; provided that in the event that shares of Senior Preferred Stock are not redeemed due to a default in payment by the corporation or because the corporation does not have sufficient legally available funds, such shares of Senior Preferred Stock shall remain outstanding and shall be entitled to all of the rights and preferences provided herein.

(d) Termination of Conversion Rights. In the event of a call for redemption of the Senior Preferred Stock, the Conversion Rights (as defined in Section 4) for the Senior Preferred Stock shall terminate as to the shares designated for redemption at the close of business on the fifth (5th) day preceding the Redemption Date, unless default is made in payment of the Redemption Price.

4. Conversion. The holders of the Designated Preferred Stock shall have conversion rights as follows (the “Conversion Rights”):

(a) Right to Convert. Each share of Designated Preferred Stock shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share, at the office of this corporation or any transfer agent for such stock, into such number of fully paid and non-assessable shares of Common Stock as is determined by dividing the Original Issue Price for such share by the Conversion Price applicable to such share, determined as hereafter provided, in effect on the date the certificate therefor is surrendered for conversion. The initial Conversion Prices per share of the Designated Preferred Stock shall be as follows: (i) $2.1700 per share of Series A Preferred Stock, (ii) $2.4233 per share of Series B Preferred Stock, (iii) $.8590 per share of Series C Preferred Stock, (iv) $.5420 per share of Series D Preferred Stock, (v) $1.111 per share of Series E Preferred Stock, (vi) $1.30 per share of Series F Preferred Stock, and (vii) $1.30 per share of Series G Preferred Stock; provided, however, that the respective Conversion Prices for the Designated Preferred Stock shall be subject to adjustment as set forth in subsection 4(d).

(b) Automatic Conversion. Each share of Designated Preferred Stock shall automatically be converted into shares of Common Stock at the Conversion Price at the time in effect for such share of Designated Preferred Stock immediately upon the earlier of (i) except as provided below in subsection 4(c), the corporation’s sale of its Common Stock in a firm commitment underwritten public offering pursuant to a registration statement under the Securities Act of 1933, as amended (the “Securities Act”), the public offering price of which is not less than $7.68 per share (adjusted to reflect subsequent stock dividends, stock splits or recapitalization) and the gross proceeds to the corporation (before underwriting discounts, commissions and fees) of which are not less than $15,000,000 in the aggregate, or (ii) the date specified by written consent or agreement of (A) in the case of the Junior Preferred Stock, the holders of a majority of the then outstanding shares of Junior Preferred Stock, voting together as a single class on an as-converted basis (without giving effect to the Conversion Dividends), and (B) in the case of the Senior Preferred Stock, the holders of a majority of the then outstanding shares of Senior Preferred Stock, voting together as a single class, provided that the Junior Preferred Stock will also concurrently convert pursuant to clause (A) above.

(c) Mechanics of Conversion. Before any holder of Preferred Stock shall be entitled to convert the same into shares of Common Stock, such holder shall surrender the certificate(s) therefor, duly endorsed, at the office of this corporation or of any transfer agent for the Preferred Stock, and shall give written notice to this corporation at its principal corporate office, of the election to convert the same and shall state therein the name(s) in which the certificate(s) for shares of Common Stock are to be issued. This corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Preferred Stock, or to the nominee(s) of such holder, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled as aforesaid, together with proper payment of the Conversion Dividends payable in cash, if any. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Preferred Stock to be converted, and the person(s) entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder(s) of such shares of Common Stock as of such date. If the conversion is in connection with an underwritten offering of securities registered pursuant to the Securities Act, the conversion may, at the option of any holder tendering Preferred Stock for conversion, be conditioned upon the closing with the underwriters of the sale of securities pursuant to such offering, in which event the person(s) entitled to receive the Common Stock upon conversion of the Preferred Stock shall not be deemed to have converted such Preferred Stock until immediately prior to the closing of such sale of securities. Notwithstanding the foregoing provisions of this Section 4(c), the corporation shall have five (5) business days following any conversion to determine the portions of any Conversion Dividends to be paid in shares of Common Stock, to the extent permitted by Section 1 above, and any such shares payable in respect of the Conversion Dividends shall not be deemed to be outstanding until such determination is made by the corporation.

(d) Conversion Price Adjustments of Preferred Stock for Certain Dilutive Issuances, Splits and Combinations. The Conversion Prices of the Designated Preferred Stock shall be subject to adjustment from time to time as follows:

(i) (A) (1) If the corporation shall issue, after the date that the first share of Series G Preferred Stock is issued (the “Original Issue Date”), any Additional Stock (as defined below) without consideration or for a consideration per share less than the Conversion Price for the Series G Preferred Stock in effect immediately prior to the issuance of such Additional Stock, the Conversion Price for the Series G Preferred Stock in effect immediately prior to each such issuance shall forthwith (except as otherwise provided in this clause (i)) be adjusted to a price determined by multiplying such Conversion Price by a fraction, (a) the numerator of which shall be the number of shares of Common Stock deemed outstanding (as defined below) immediately prior to such issuance plus the number of shares of Common Stock that the aggregate consideration received by the corporation for such issuance would purchase at the Conversion Price of the Series G Preferred Stock; and (b) the denominator of which shall be the number of shares of Common Stock deemed outstanding (as defined below) immediately prior to such issuance plus the number of shares of such Additional Stock.

(2) If the corporation shall issue, after the Original Issue Date, any Additional Stock (as defined below) without consideration or for a consideration per share less than the Conversion Price for the Series F Preferred Stock in effect immediately prior to the issuance of such Additional Stock, the Conversion Price for the Series F Preferred Stock in effect immediately prior to each such issuance shall forthwith (except as otherwise provided in this clause (i)) be adjusted to a price determined by multiplying such Conversion Price by a fraction, (a) the numerator of which shall be the number of shares of Common Stock deemed outstanding (as defined below) immediately prior to such issuance plus the number of shares of Common Stock that the aggregate consideration received by the corporation for such issuance would purchase at the Conversion Price of the Series F Preferred Stock; and (b) the denominator of which shall be the number of shares of Common Stock deemed outstanding (as defined below) immediately prior to such issuance plus the number of shares of such Additional Stock.

(3) If the corporation shall issue, after the Original Issue Date, any Additional Stock (as defined below) without consideration or for a consideration per share less than the Conversion Price for the Series E Preferred Stock in effect immediately prior to the issuance of such Additional Stock, the Conversion Price for the Series E Preferred Stock in effect immediately prior to each such issuance shall forthwith (except as otherwise provided in this clause (i)) be adjusted to a price determined by multiplying such Conversion Price by a fraction, (a) the numerator of which shall be the number of shares of

Common Stock deemed outstanding (as defined below) immediately prior to such issuance plus the number of shares of Common Stock that the aggregate consideration received by the corporation for such issuance would purchase at the Conversion Price of the Series E Preferred Stock; and (b) the denominator of which shall be the number of shares of Common Stock deemed outstanding (as defined below) immediately prior to such issuance plus the number of shares of such Additional Stock.

(4) If the corporation shall issue after the Original Issue Date any Additional Stock (as defined below) without consideration or for a consideration per share less than the Conversion Price for the Series D Preferred Stock in effect immediately prior to the issuance of such Additional Stock, the Conversion Price for each series of Junior Preferred Stock in effect immediately prior to each such issuance shall forthwith (except as otherwise provided in this clause (i)) be adjusted to a price determined by multiplying the Conversion Price of each such series by a fraction, (a) the numerator of which shall be the number of shares of Common Stock deemed outstanding (as defined below) immediately prior to such issuance plus the number of shares of Common Stock that the aggregate consideration received by the corporation for such issuance would purchase at the Conversion Price of the Series D Preferred Stock; and (b) the denominator of which shall be the number of shares of Common Stock deemed outstanding (as defined below) immediately prior to such issuance plus the number of shares of such Additional Stock.

(5) For the purposes of this clause (A), the number of shares of Common Stock deemed to be outstanding as of a given date shall be the sum of (a) the number of shares of Common Stock actually outstanding, (b) the number of shares of Common Stock into which the then outstanding shares of Preferred Stock could be converted if fully converted on the day immediately preceding the given date, and (c) the number of shares of Common Stock which could be obtained through the exercise or conversion of all other rights, options and convertible securities outstanding on the day immediately preceding the given date.

(B) No adjustment of the Conversion Price for the Designated Preferred Stock shall be made in an amount less than one cent per share, provided that any adjustments which are not required to be made by reason of this sentence shall be carried forward and shall be either taken into account in any subsequent adjustment made prior to 3 years from the date of the event giving rise to the adjustment being carried forward, or shall be made at the end of 3 years from the date of the event giving rise to the adjustment being carried forward. Except to the limited extent provided for in subsections (E)(3) and (E)(4), no adjustment of such Conversion Price pursuant to this subsection 4(d)(i) shall have the effect of increasing the Conversion Price for any series of Designated Preferred Stock above the Conversion Price for such series in effect immediately prior to such adjustment.

(C) In the case of the issuance of Common Stock for cash, the consideration shall be deemed to be the amount of cash paid therefor before deducting any reasonable discounts, commissions or other expenses allowed, paid or incurred by this corporation for any underwriting or otherwise in connection with the issuance and sale thereof.

(D) In the case of the issuance of the Common Stock for a consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the fair value thereof as determined by the Board of Directors irrespective of any accounting treatment.

(E) In the case of the issuance (whether before, on or after the Original Issue Date) of options to purchase or rights to subscribe for Common Stock, securities by their terms convertible into or exchangeable for Common Stock or options to purchase or rights to subscribe for such convertible or exchangeable securities, the following provisions shall apply for all purposes of this subsection 4(d)(i) and subsection 4(d)(ii):

(1) The aggregate maximum number of shares of Common Stock deliverable upon exercise (assuming the satisfaction of any conditions to exercisability, including without limitation, the passage of time, but without taking into account potential antidilution adjustments) of such options to purchase or rights to subscribe for Common Stock shall be deemed to have been issued at the time such options or rights were issued and for a consideration equal to the consideration (determined in the manner provided in subsections 4(d)(i)(C) and (d)(i)(D)), if any, received by the corporation upon the issuance of such options or rights plus the minimum exercise price provided in such options or rights (without taking into account potential antidilution adjustments) for the Common Stock covered thereby.

(2) The aggregate maximum number of shares of Common Stock deliverable upon conversion of or in exchange (assuming the satisfaction of any conditions to convertibility or exchangeability, including, without limitation, the passage of time, but without taking into account potential antidilution adjustments) for any such convertible or exchangeable securities or upon the exercise of options to purchase or rights to subscribe for such convertible or exchangeable securities and subsequent conversion or exchange thereof shall be deemed to have been issued at the time such securities were issued or such options or rights were issued and for a consideration equal to the consideration, if any, received by the corporation for any such securities and related options or rights (excluding any cash received on account of accrued interest or accrued dividends), plus the minimum additional consideration, if any, to be received by the corporation (without taking into account potential antidilution adjustments) upon the conversion or exchange of such securities or the exercise of any related options or rights (the consideration in each case to be determined in the manner provided in subsections 4(d)(i)(C) and (d)(i)(D)).

(3) In the event of any change in the number of shares of Common Stock deliverable or in the consideration payable to this corporation upon exercise of such options or rights or upon conversion of or in exchange for such convertible or exchangeable securities, including, but not limited to, a change resulting from the antidilution provisions thereof, the Conversion Prices of Designated Preferred Stock, to the extent in any way affected by or computed using such options, rights or securities, shall be recomputed to reflect such change, but no further adjustment shall be made for the actual issuance of Common Stock or any payment of such consideration upon the exercise of any such options or rights or the conversion or exchange of such securities.

(4) Upon the expiration of any such options or rights, the termination of any such rights to convert or exchange or the expiration of any options or rights related to such convertible or exchangeable securities, the Conversion Prices of the

Designated Preferred Stock, to the extent in any way affected by or computed using such options, rights or securities or options or rights related to such securities, shall be recomputed to reflect the issuance of only the number of shares of Common Stock (and convertible or exchangeable securities which remain in effect) actually issued upon the exercise of such options or rights, upon the conversion or exchange of such securities or upon the exercise of the options or rights related to such securities.

(5) The number of shares of Common Stock deemed issued and the consideration deemed paid therefor pursuant to subsections 4(d)(i)(E)(1) and (2) shall be appropriately adjusted to reflect any change, termination or expiration of the type described in either subsection 4(d)(i)(E)(3) or (4).

(ii) “Additional Stock” shall mean any shares of Common Stock issued (or deemed to have been issued pursuant to subsection 4(d)(i)(E)) by this corporation after the Original Issue Date, other than

(A) Common Stock issued pursuant to a transaction described in subsection 4(d)(iii) hereof,

(B) shares of Common Stock issuable or issued to employees, consultants, officers or directors of this corporation directly or pursuant to a warrant, stock option plan or agreement, restricted stock plan or agreement or other equity incentive plan or agreement, provided that such number of shares shall not exceed 3,285,000 unless approved (by vote or written consent as provided by law) by the holders of a majority of the outstanding shares of Senior Preferred Stock,

(C) shares of Common Stock issued or issuable upon conversion of the Designated Preferred Stock,

(D) shares of Common Stock issued or issuable in connection with the acquisition (whether by merger or otherwise) of another entity pursuant to a transaction approved (by vote or written consent as provided by law) by the holders of a majority of the outstanding shares of Senior Preferred Stock,

(E) shares of Common Stock issued or issuable to strategic or marketing partners pursuant to an agreement approved (by vote or written consent as provided by law) by the holders of a majority of the outstanding shares of Senior Preferred Stock,

(F) shares of Common Stock issued or issuable upon exercise or conversion of options, warrants or convertible securities outstanding on the Original Issue Date, or

(G) shares of Common Stock issued or issuable (I) in a public offering before or in connection with which all outstanding shares of Designated Preferred Stock will be converted to Common Stock or (II) upon exercise of warrants or rights granted to underwriters in connection with such a public offering.

(iii) In the event the corporation should at any time or from time to time after the Original Issue Date fix a record date for the effectuation of a split or subdivision of the outstanding shares of Common Stock or the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in additional shares of Common Stock or other securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly, additional shares of Common Stock (hereinafter referred to as “Common Stock Equivalents”) without payment of any consideration by such holder for the additional shares of Common Stock or the Common Stock Equivalents (including the additional shares of Common Stock issuable upon conversion or exercise thereof), then, as of such record date (or the date of such dividend distribution, split or subdivision if no record date is fixed), the Conversion Prices of the Designated Preferred Stock shall be appropriately decreased so that the number of shares of Common Stock issuable on conversion of each share of Designated Preferred Stock shall be increased in proportion to such increase of the aggregate of shares of Common Stock outstanding and those issuable with respect to such Common Stock Equivalents.

(iv) If the number of shares of Common Stock outstanding at any time after the Original Issue Date is decreased by a combination of the outstanding shares of Common Stock, then, following the record date of such combination, the Conversion Prices for the Designated Preferred Stock shall be appropriately increased so that the number of shares of Common Stock issuable on conversion of each share of Designated Preferred Stock shall be decreased in proportion to such decrease in outstanding shares of Common Stock.

(e) Other Distributions. In the event this corporation shall at any time after the Original Issue Date declare a distribution payable in securities of other persons, evidences of indebtedness issued by this corporation or other persons, assets (excluding cash dividends) or options or rights not referred to in subsection 4(d)(iii), then, in each such case for the purpose of this subsection 4(e), the holders of the Designated Preferred Stock shall be entitled to a proportionate share of any such distribution as though they were the holders of the number of shares of Common Stock of the corporation into which their shares of Designated Preferred Stock are convertible as of the record date fixed for the determination of the holders of Common Stock of the corporation entitled to receive such distribution.

(f) Recapitalizations. If at any time or from time to time after the Original Issue Date there shall be a recapitalization of the Common Stock (other than a subdivision, combination or merger or sale of assets transaction provided for elsewhere in this Section 4 or Section 2), provision shall be made so that the holders of the Designated Preferred Stock shall thereafter be entitled to receive upon conversion of such Preferred Stock the number of shares of stock or other securities or property of the corporation or otherwise, to which a holder of Common Stock deliverable upon such conversion would have been entitled on such recapitalization. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 4 with respect to the rights of the holders of the Designated Preferred Stock after the recapitalization to the end that the provisions of this Section 4 (including adjustment of the Conversion Prices then in effect and the number of shares purchasable upon conversion of such Preferred Stock) shall be applicable after that event as nearly equivalent as may be practicable.

(g) No Impairment. This corporation will not, by amendment of its articles of incorporation or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by this corporation, but will at all times in good faith assist in the carrying out of all the provisions of this Section 4 and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of the Designated Preferred Stock against impairment.

(h) No Fractional Shares and Certificate as to Adjustments.

(i) No fractional shares shall be issued upon the conversion of any share(s) of Preferred Stock, and the number of shares of Common Stock to be issued shall be determined on the basis of the total number of shares of each series of Preferred Stock the holder is at the time converting into Common Stock and the number of shares of Common Stock issuable upon such aggregate conversion. If, after the foregoing aggregation, the conversion would result in the issuance of any fractional share, the Company shall, in lieu of issuing any fractional share, pay cash equal to the product of such fraction multiplied by the Common Stock’s fair market value (as determined by the Board of Directors) on the date of conversion.

(ii) Upon the occurrence of each adjustment or readjustment of the Conversion Prices of Designated Preferred Stock, as the case may be, pursuant to this Section 4, this corporation, at its expense, shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of such Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. This corporation shall, upon the written request at any time of any holder of the Designated Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth (A) such adjustment and readjustment, (B) the Conversion Price for such series of Preferred Stock at the time in effect, and (C) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of a share of any series of the Designated Preferred Stock.

(i) Notices of Record Date. In the event of any taking by this corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend) or other distribution, any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, this corporation shall mail to each holder of Designated Preferred Stock, at least twenty (20) days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution or right.

(j) Reservation of Stock Issuable Upon Conversion. This corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the Designated Preferred Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of such Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of such Preferred Stock, in addition to such other remedies as shall be available to the holder of such Preferred Stock, this corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes, including, without limitation, engaging in best efforts to obtain the requisite shareholder approval of any necessary amendment to these articles of incorporation.

(k) Notices. Unless otherwise expressly provided in these articles of incorporation and subject to applicable law, any notice required by the provisions of this Section 4 to be given to the holders of shares of Preferred Stock shall be deemed given (i) five (5) calendar days after a written notice is deposited in the United States mail, postage prepaid, and addressed to each holder of record at his, her or its address appearing on the books of this corporation, (ii) subject to the last sentence of this paragraph, at the time any other written notice, including confirmed facsimile, telegram or electronic mail message, is personally delivered to such holder or is delivered to a common carrier for transmission, or actually transmitted by the person giving notice by electronic means, to such holder, or (iii) subject to the last sentence of this paragraph, the time any oral notice is communicated, in person or by telephone, including a voice messaging system or other system or technology designed to record and communicate messages, or wireless, to such holder, including such holder’s designated voice mailbox or address on such a system, or to a person at the office of such holder who the person giving the notice has reason to believe will promptly communicate it to such holder, as set forth in California Corporations Code Section 118. In respect of clauses (ii) and (iii) of the preceding sentence, if any date of delivery, transmittal or communication is not a business day, such notice shall be deemed given as of the next business day following such date of delivery, transmittal or communication.

5. Voting Rights.

(a) Vote Other Than For Directors. Except as otherwise required by law and as provided in Section 5(b) or Section 6 below, the holder of each share of Designated Preferred Stock shall have the right to one vote for each share of Common Stock into which such share of Preferred Stock could then be converted (but without giving effect to the Conversion Dividends), and with respect to such vote, such holder shall have full voting rights and powers equal to the voting rights and powers of the holders of Common Stock, and shall be entitled, notwithstanding any provision hereof, to notice of any shareholders’ meeting in accordance with the bylaws of this corporation, and shall be entitled to vote, together with holders of Common Stock, with respect to any question upon which holders of Common Stock have the right to vote. Fractional votes shall not, however, be permitted and any fractional voting rights available on an as-converted basis (after aggregating all shares into which shares of Designated Preferred Stock held by each holder could be converted) shall be rounded to the nearest whole number (with one-half being rounded upward).

(b) Number of Directors and Voting For Directors. The authorized number of directors of the corporation is eight (8). For so long as at least 1,687,500 shares of Series E Preferred Stock are outstanding, at least 1,150,000 shares of Series F Preferred Stock are outstanding and at least 1,150,000 shares of Series G Preferred Stock are outstanding (each as adjusted for stock splits, stock dividends and other recapitalizations), (i) the holders of shares of Senior Preferred Stock, voting together as a single class, shall be entitled to elect two (2) directors, (ii) the holders of the Junior Preferred Stock and the Common Stock, voting together as a single class as provided in subsection (a) above, shall be entitled to elect three (3) directors, and (iii) the remaining directors shall be elected by the holders of the Designated Preferred Stock and the holders of Common Stock, voting together as a single class as provided in subsection (a) above. If less than 1,687,500 shares of the Series E Preferred Stock, less than 1,150,000 shares of the Series F Preferred Stock, or 1,150,000 shares of Series G Preferred Stock (each as adjusted for stock splits, stock dividends and other recapitalizations) are outstanding, then all directors shall be elected by the holders of the Designated Preferred Stock and Common Stock, voting together as a single class as provided in subsection (a) above. Any vacancy in the Board of Directors occurring because of the death or resignation of a director elected by the holders of Senior Preferred Stock, voting together as a single class, shall be filled by the vote or written consent of the holders of a majority of the Senior Preferred Stock, and any vacancy in the Board of Directors occurring because of the removal of a director elected by the holders of Senior Preferred Stock, voting together as a single class, shall be filled by the affirmative vote of the holders of a majority of the Senior Preferred Stock or by the unanimous written consent of the holders of the Senior Preferred Stock. Any vacancy occurring because of the death or resignation of a director elected by the vote of both the Common Stock and the Junior Preferred Stock shall be filled by the vote or written consent of the holders of the Common Stock and the Junior Preferred Stock, voting together as a single class as provided in subsection (a) above or, in the absence of action by such holders of the Common Stock and the Junior Preferred Stock, by action of the remaining director or directors then in office. Any vacancy occurring because of the death or resignation of a director elected by the vote of both the Common Stock and the Designated Preferred Stock shall be filled by the vote or written consent of the holders of the Common Stock and the Designated Preferred Stock, voting together as a single class as provided in subsection (a) above or, in the absence of action by such holders of the Common Stock and the Designated Preferred Stock, by action of the remaining director or directors then in office. A director may be removed from the Board of Directors with or without cause by the vote or consent of the holders of the outstanding class or classes with voting power entitled to elect him in accordance with the California Corporations Code.

6. Protective Provisions.

(a) Junior Preferred Stock. Subject to the rights of any series of Preferred Stock which may from time to time come into existence, so long as at least 136,700 shares of Series A Preferred Stock, 296,250 shares of Series B Preferred Stock, 170,500 shares of Series C Preferred Stock, or 1,075,000 shares of Series D Preferred Stock are outstanding (in each case, as adjusted for stock splits, stock dividends and other recapitalizations), this corporation shall not, without first obtaining the approval (by vote or written consent, as provided by law) of the holders of at least a majority of the then outstanding shares of Junior Preferred Stock, voting together as a single class on an as-converted basis (but without giving effect to the Conversion Dividends):

(i) sell, transfer, or otherwise dispose of all or any material portion of its assets, or merge into or consolidate with any other corporation (other than a wholly-owned subsidiary corporation) or effect any transaction or series of related transactions in which more than fifty percent (50%) of the voting power of the corporation is disposed of;

(ii) redeem, purchase or otherwise acquire (or pay into or set aside for a sinking fund for such purpose), or pay dividends with respect to, any share(s) of Junior Preferred Stock or Common Stock; provided, however, that this restriction shall not apply to (A) the repurchase of shares of Common Stock from employees, officers, directors, consultants or other persons performing services for the Company or any subsidiary pursuant to agreements under which the Company has the option to repurchase such shares at cost or at cost upon the occurrence of certain events, such as the termination of employment, or (B) the payment of the Conversion Dividends or dividends on the Series D Preferred Stock or the Series A Preferred Stock pursuant to subsection B(2) of this Article III;

(iii) amend the Corporation’s Articles of Incorporation or bylaws; or

(iv) authorize or issue, or obligate itself to issue, any other equity security, including any other security convertible into or exercisable for any equity security having a preference over, or being on a parity with, any series of the Junior Preferred Stock with respect to voting, dividends or upon liquidation.

(b) Series A Preferred Stock. Subject to the rights of series of Preferred Stock which may from time to time come into existence, so long as any shares of Series A Preferred Stock are outstanding, this corporation shall not without first obtaining the approval (by vote or written consent, as provided by law) of the holders of at least a majority of the then outstanding shares of Series A Preferred Stock, voting as a separate series:

(i) alter or change the rights, preferences or privileges of the shares of Series A Preferred Stock so as to affect adversely such shares; or

(ii) increase the total number of authorized shares of Series A Preferred Stock.

(c) Series B Preferred Stock and Series C Preferred Stock. Subject to the rights of series of Preferred Stock which may from time to time come into existence, so long as any shares of Series B Preferred Stock and Series C Preferred Stock are outstanding, this corporation shall not without first obtaining the approval (by vote or written consent, as provided by law) of the holders of at least a majority of the then outstanding shares of Series B Preferred Stock and Series C Preferred Stock, voting together as a single series on an as-converted basis:

(i) alter or change the rights, preferences or privileges of the shares of Series B Preferred Stock or Series C Preferred Stock so as to affect adversely such shares; or

(ii) increase the total number of authorized shares of such Series B Preferred Stock or Series C Preferred Stock.

(d) Series D Preferred Stock. Subject to the rights of series of Preferred Stock which may from time to time come into existence, so long as any shares of Series D Preferred Stock are outstanding, this corporation shall not without first obtaining the approval (by vote or written consent, as provided by law) of the holders of at least a majority of the then outstanding shares of Series D Preferred Stock, voting as a separate series:

(i) alter or change the rights, preferences or privileges of the shares of Series D Preferred Stock so as to affect adversely such shares; or

(ii) increase the total number of authorized shares of Series D Preferred Stock.

(e) Senior Preferred Stock.

(i) Subject to the rights of any series of Preferred Stock which may from time to time come into existence, so long as at least 4,875,000 shares of Senior Preferred Stock are outstanding (as adjusted for stock splits, stock dividends and other recapitalizations), this corporation shall not, without first obtaining the approval (by vote or written consent, as provided by law) of the holders of at least a majority of the then outstanding shares of Senior Preferred Stock, voting together as a single class:

(A) sell, transfer, or otherwise dispose of all or any material portion of its assets, or merge into or consolidate with any other corporation (other than a wholly-owned subsidiary corporation) or effect any transaction or series of related transactions in which more than fifty percent (50%) of the voting power of the corporation is disposed of;

(B) redeem, purchase or otherwise acquire (or pay into or set aside for a sinking fund for such purpose), or pay dividends with respect to, any share(s) of Preferred Stock or Common Stock; provided, however, that this restriction shall not apply to (A) the repurchase of shares of Common Stock from employees, officers, directors, consultants or other persons performing services for the Company or any subsidiary pursuant to agreements under which the Company has the option to repurchase such shares at cost or at cost upon the occurrence of certain events, such as the termination of employment, or (B) the payment of the Conversion Dividends or dividends on the Series G Preferred Stock, Series F Preferred Stock, Series E Preferred Stock, Series D Preferred Stock or the Series A Preferred Stock pursuant to subsection B(2) of this Article III;

(C) amend the corporation’s Articles of Incorporation or bylaws;

(D) authorize or issue, or obligate itself to issue, any other equity security, including any other security convertible into or exercisable for any equity security having a preference over, or being on a parity with, either series of the Senior Preferred Stock with respect to voting, dividends or upon liquidation;

(E) bind the corporation to any joint venture or similar arrangement, unless such transaction or arrangement is approved by the affirmative vote of at least two-thirds of the corporation’s directors,

(F) license or otherwise transfer all or substantially all of the corporation’s intellectual property,

(G) increase the corporation’s long-term indebtedness, including through liens, lease financings, guarantees, indemnities, pledges and the like, other than in the ordinary course of the corporation’s business (for the avoidance of doubt, increases in aggregate long-term indebtedness of more than $500,000 in any twelve-month period will not be considered ordinary course),

(H) bind the corporation to any employment, consulting or similar services agreement (whether newly executed or by renewal or extension of any current such agreement) with any person performing functions equivalent to those of an executive officer of the corporation, other than in the ordinary course of the corporation’s business (for the avoidance of doubt, agreements contemplating payments, whether in cash or through options or other in-kind arrangements, to any individual valued at more than $500,000 in any twelve-month period will not be considered ordinary course),

(I) change the size, election or voting procedures of the corporation’s board of directors.

(ii) Subject to the rights of series of Preferred Stock which may from time to time come into existence, so long as any shares of Senior Preferred Stock are outstanding, this corporation shall not without first obtaining the approval (by vote or written consent, as provided by law) of the holders of at least a majority of the then outstanding shares of such series of Senior Preferred Stock, voting as a separate series:

(A) alter or change the rights, preferences or privileges of the shares of such series of Senior Preferred Stock so as to affect adversely such shares; or

(B) increase the total number of authorized shares of such series of Senior Preferred Stock.

7. Status of Converted or Redeemed Stock. In the event any shares of Designated Preferred Stock shall be redeemed or converted pursuant to Section 3 or Section 4 hereof, the shares so converted or redeemed shall be cancelled and shall not be issuable by the corporation. The articles of incorporation of this corporation shall be appropriately amended to effect the corresponding reduction in the corporation’s authorized capital stock.

8. Repurchase of Shares. In connection with repurchases by this corporation of its Common Stock pursuant to its agreements with certain of the holders thereof, Sections 502 and 503 of the California General Corporation Law shall not apply in whole or in part with respect to such repurchases.

C. Common Stock.

1. Dividend Rights. Subject to the prior rights of holders of all classes of stock at the time outstanding having prior rights as to dividends, the holders of the Common Stock shall be entitled to receive, when, as and if declared by the Board of Directors, out of any assets of the corporation legally available therefor, such dividends as may be declared from time to time by the Board of Directors. Dividends shall not be cumulative.

2. Liquidation Rights. Upon the liquidation, dissolution or winding up of the corporation, the assets of the corporation shall be distributed as provided in Section 2 of Division (B) of this Article III.

3. Redemption. The Common Stock is not redeemable.

4. Voting Rights. The holder of each share of Common Stock shall have the right to one vote, and shall be entitled to notice of any shareholders’ meeting in accordance with the bylaws of this corporation, and shall be entitled to vote upon such matters and in such manner as may be provided by law and subsection B(5) of this Article III.

ARTICLE IV

Section 1. The liability of the directors of this corporation for monetary damages shall be eliminated to the fullest extent permissible under California law.

Section 2. This corporation is authorized to provide indemnification of agents (as defined in Section 317 of the California Corporations Code) through bylaw provisions, agreements with the agents, vote of shareholders or disinterested directors, or otherwise in excess of the indemnification otherwise permitted by Section 317 of the California Corporations Code, subject only to applicable limits set forth in Section 204 of the California Corporations Code with respect to actions for breach of duty to the corporation and its shareholders.

Section 3. The foregoing amendment has been approved by the Board of Directors of said corporation.

Section 4. The foregoing amendment was approved by the required vote of the Corporation’s shareholders in accordance with Sections 902 and 903 of the California General Corporation Law. The total number of outstanding shares of the Corporation is 3,738,670 shares of Common Stock, 313,500 shares of Series A Preferred Stock, 1,157,606 shares of Series B Preferred Stock, 682,000 shares of Series C Preferred Stock, 3,722,066 shares of Series D Preferred Stock, 7,984,727 shares of Series E Preferred Stock and 4,734,374 shares of Series F Preferred Stock. The number of shares voting in favor of the amendment equaled or exceeded the vote required. The percentage vote required was (i) more than fifty percent (50%) of the outstanding shares of Common Stock, (ii) more than fifty percent (50%) of the outstanding shares of the Preferred Stock voting together as a single class, (iii) more than fifty percent (50%) of the outstanding shares of Common Stock and Preferred Stock, voting together as a single class on an as-converted basis, (iv) more than fifty percent (50%) of the outstanding shares of the Junior Preferred Stock voting together as a single class on an as-converted basis, (v) more than fifty percent (50%) of the outstanding shares of the Senior Preferred Stock voting together as a single class, (vi) more than fifty percent (50%) of the outstanding shares of Series A Preferred Stock, and (vii) more than fifty percent (50%) of the outstanding shares of the Series F Preferred Stock.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

I further declare under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of my own knowledge.

Dated: April     , 2008

/s/ Pertti Visuri
Pertti Visuri, President and Secretary

[SIGNATURE PAGE TO SIXTH AMENDED AND

RESTATED ARTICLES OF INCORPORATION OF AIRGAIN, INC.]